Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, US$0.0001 par value per share, of 36Kr Holdings Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 11, 2020.

Ant Small and Micro Financial Services Group Co., Ltd.

By:	/s/ Xiandong Jing
Name:	Xiandong Jing
Title:	Legal Representative

Shanghai Yunju Venture Capital Co., Ltd.

By:	/s/ Xiandong Jing
Name:	Xiandong Jing
Title:	Legal Representative

[Signature page to 36Kr Holdings Inc. 13G joint filing agreement]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 11, 2020.

API (Hong Kong) Investment Limited

By:	/s/ Leiming Chen
Name:	Leiming Chen
Title:	Director

[Signature page to 36Kr Holdings Inc. 13G joint filing agreement]